Exhibit 99.(13)(k)

SCHEDULE B

(Dated: September 6, 2012)

THIS SCHEDULE B, amended and restated effective as of September 6, 2012, is Schedule B to that certain Transfer Agency and Shareholder Services Agreement dated as of December 5, 2011 between BNY Mellon Investment Servicing (US) Inc. and the Investment Trusts listed on the signature page thereto.

Portfolios

Investment Company Name	Fund

Touchstone Strategic Trust (3/31 FYE) (12/31 FYE) (6/30 FYE)

Touchstone Focused Fund

Touchstone Diversified Small Cap Growth Fund

Touchstone Growth Opportunities Fund

Touchstone Large Cap Growth Fund

Touchstone Mid Cap Growth Fund

Touchstone International Value Fund

Touchstone Micro Cap Value Fund

Touchstone Small Company Value Fund

Touchstone Strategic Income Fund

Touchstone Balanced Allocation Fund

Touchstone Conservative Allocation Fund

Touchstone Growth Allocation Fund

Touchstone Moderate Growth Allocation Fund

Touchstone Dynamic Equity Fund

Touchstone Emerging Growth Fund

Touchstone International Equity Fund

Touchstone Capital Growth Fund

Touchstone International Small Cap Fund

Touchstone Mid Cap Value Opportunities Fund

Touchstone Small Cap Value Opportunities Fund

Touchstone U.S. Long/Short Fund

Touchstone Value Fund

Touchstone Tax-Free Trust (6/30 FYE)	Touchstone Ohio Tax-Free Bond Fund Touchstone Ohio Tax-Free Money Market Fund Touchstone Tax-Free Money Market Fund

Touchstone Investment Trust (9/30 FYE)	Touchstone Core Bond Fund Touchstone High Yield Fund Touchstone Institutional Money Market Fund Touchstone Money Market Fund

Touchstone Institutional Funds Trust (12/31 FYE)	Touchstone Sands Capital Institutional Growth Fund

Touchstone Variable Series Trust (12/31 FYE)	Touchstone VT Baron Small Cap Growth Fund Touchstone VT Core Bond Fund Touchstone VT High Yield Fund Touchstone VT Large Cap Core Equity Fund

Touchstone VT Mid Cap Growth Fund
Touchstone VT Money Market Fund
Touchstone VT Third Avenue Value Fund
Touchstone VT Aggressive ETF Fund
Touchstone VT Conservative ETF Fund
Touchstone VT Enhanced ETF Fund
Touchstone VT Moderate ETF Fund

Touchstone Funds Group Trust (9/30 FYE)

Touchstone Emerging Markets Equity Fund
Touchstone Emerging Markets Equity Fund II
Touchstone Focused Equity Fund
Touchstone Global Equity Fund
Touchstone Global Real Estate Fund
Touchstone International Fixed Income Fund
Touchstone Large Cap Relative Value Fund
Touchstone Market Neutral Equity Fund
Touchstone Mid Cap Fund
Touchstone Mid Cap Value Fund
Touchstone Premium Yield Equity Fund
Touchstone Sands Capital Select Growth Fund
Touchstone Short Duration Fixed Income Fund
Touchstone Small Cap Core Fund
Touchstone Small Cap Value Fund
Touchstone Total Return Bond Fund
Touchstone Ultra Short Duration Fixed Income Fund
Touchstone Merger Arbitrage Fund

IN WITNESS WHEREOF, the parties have caused this amended and restated Schedule B to be executed by their officers designated below effective as of the date and year first above written.

BNY Mellon Investment Servicing (US) Inc.		Touchstone Funds Group Trust

By:	/s/ Michael DeNofrio	By:	/s/ Terrie A. Wiedenheft

Name:	Michael DeNofrio	Name:	Terrie A. Wiedenheft

Title:	Managing Director	Title:	Controller and Treasurer

Date:	9/12/2012	Date:	9/4/2012

Touchstone Strategic Trust		Touchstone Investment Trust

By:	/s/ Terrie A. Wiedenheft	By:	/s/ Terrie A. Wiedenheft

Name:	Terrie A. Wiedenheft	Name:	Terrie A. Wiedenheft

Title:	Controller and Treasurer	Title:	Controller and Treasurer

Date:	9/4/2012	Date:	9/4/2012

Touchstone Tax-Free Trust		Touchstone Variable Series Trust

By:	/s/ Terrie A. Wiedenheft	By:	/s/ Terrie A. Wiedenheft

Name:	Terrie A. Wiedenheft	Name:	Terrie A. Wiedenheft

Title:	Controller and Treasurer	Title:	Controller and Treasurer

Date:	9/4/2012	Date:	9/4/2012

Touchstone Institutional Funds Trust

By:	/s/ Terrie A. Wiedenheft

Name:	Terrie A. Wiedenheft

Title:	Controller and Treasurer

Date:	9/4/2012